Exhibit 5.1

May 2, 2017

TreeHouse Foods, Inc.

2021 Spring Road, Suite 600

Oak Brook, Illinois 60523

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to TreeHouse Foods, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), and proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of the following securities of the Company, Bay Valley Foods, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“BVF”), Sturm Foods, Inc., a Wisconsin corporation and wholly-owned subsidiary of BVF (“Sturm”), S.T. Specialty Foods, Inc., a Minnesota corporation and wholly-owned subsidiary of BVF (“S.T. Foods”), Cains Foods, Inc., a Delaware corporation and wholly-owned subsidiary of BVF (“Cains Foods”), Cains Foods, L.P., a Delaware limited partnership and wholly-owned subsidiary of Cains Foods (“Cains”), Cains GP, LLC, a Delaware limited liability company and wholly-owned subsidiary of Cains Foods (“Cains GP”). Associated Brands, Inc., a New York corporation and wholly-owned subsidiary of BVF (“Associated”), Flagstone Foods, Inc., a Delaware corporation and wholly-owned subsidiary of BVF (“Flagstone”), TreeHouse Private Brands, Inc., a Missouri corporation and wholly-owned subsidiary of BVF (“Private Brands”), American Italian Pasta Co., a Delaware corporation and wholly-owned subsidiary of Private Brands (“American Italian”), Nutcracker Brands, Inc., a Delaware corporation and wholly-owned subsidiary of Private Brands (“Nutcracker”), Linette Quality Chocolates, Inc., a Georgia corporation and wholly-owned subsidiary of Private Brands (“Linette”), Ralcorp Frozen Bakery Products, Inc., a Delaware corporation and wholly-owned subsidiary of Private Brands (“Ralcorp”), Cottage Bakery, Inc., a California corporation and wholly-owned subsidiary of Private Brands (“Cottage Bakery”), The Carriage House Companies, Inc., a Delaware corporation and wholly-owned subsidiary of Private Brands (“Carriage House”), Protenergy Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of BVF (“Protenergy”), Protenergy Natural Foods, Inc., a Delaware corporation and wholly-owned subsidiary of Protenergy (“Protenergy Foods”), and other subsidiaries of the Company as may become guarantors under the Indentures (as defined below) from time to time in accordance with the respective terms thereof (together with BVF, EDS, Sturm, S.T. Foods, Cains Foods, Cains, Cains GP, Associated, Flagstone, Private Brands, American Italian, Nutcracker, Linette, Ralcorp, Cottage Bakery, Carriage House, Protenergy and Protenergy Foods, the “Subsidiary Guarantors”), as applicable:

(i)	shares of common stock of the Company, par value $0.01 per share (the “Common Stock”);

(ii)	shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”);

(iii)	senior debt securities, in one or more series (the “Senior Debt Securities”), which will be issued under a form of Senior Indenture filed as an exhibit to the Registration Statement (as amended or supplemented, the “Senior Indenture”) to be entered into by and among the Company, and, to the extent that the Senior Debt Securities are to be guaranteed, the Subsidiary Guarantors, and the trustee (the “Trustee”);

(iv)	subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which will be issued under a form of Subordinated Indenture filed as an exhibit to the Registration Statement (as amended or supplemented, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) to be entered into by and among the Company, and, to the extent that the Subordinated Debt Securities are to be guaranteed, the Subsidiary Guarantors, and the Trustee;

(v)	guarantees of the Debt Securities issued by the Subsidiary Guarantors (the “Guarantees”);

(vi)	warrants to purchase the Debt Securities, the Common Stock and the Preferred Stock (the “Warrants”);

(vii)	subscription rights to purchase the Debt Securities, the Preferred Stock, the Common Stock or other securities (the “Subscription Rights”);

(viii)	stock purchase contracts for the purchase of shares of the Common Stock (the “Stock Purchase Contracts”); and

(ix)	stock purchase units consisting of a Stock Purchase Contract and either Debt Securities or debt obligations of third parties, including U.S. Treasury securities (the “Stock Purchase Units” and together with the Common Stock, the Preferred Stock, the Warrants, the Debt Securities, the Guarantees, the Subscription Rights and the Stock Purchase Contracts, the “Securities”).

It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation of the Company, as in effect on the date hereof (the “Certificate of Incorporation”), (ii) the amended and restated by-laws of the Company, as in effect on the date hereof (the “Bylaws”), (iii) the certificate of formation of BVF, as in effect on the date hereof (the “BVF Certificate”), (iv) the limited liability company operating agreement of BVF, as in effect on the date hereof (the “BVF Operating Agreement,”), (v) the certificate of formation of Cains Foods, as in effect on the date hereof (the “Cains Foods Certificate”), (vi) the by-laws of Cains Foods, as in effect on the date hereof (the “Cains Foods Bylaws”), (vii) the certificate of limited partnership of Cains, as in effect on the date hereof (the “Cains Certificate”), (viii) the third limited partnership agreement of Cains, as in effect on the date hereof (the “Cains Operating Agreement”), (ix) the certificate of formation of Cains GP, as in effect on the date hereof (the “Cains GP Certificate”), (x) the limited liability company agreement of Cains GP, as in effect on the date hereof (the “Cains GP Operating Agreement”), (xi) the certificate of incorporation of Associated, as in effect on the date hereof (the “Associated Certificate”), (xii) the by-laws of Associated, as in effect on the date hereof (the “Associated Bylaws”), (xiii) the certificate of incorporation of Flagstone, as in effect on the date hereof (the “Flagstone Certificate”), (xiv) the by-laws of Flagstone, as in effect on the date hereof, (the “Flagstone Bylaws”), (xv) the certificate of incorporation of American Italian, as in effect on the date hereof (the “American Italian Certificate”), (xvi) the amended and restated by-laws of American Italian (the “American Italian Bylaws”), (xvii) the certificate of incorporation of Nutcracker, as in effect on the date hereof (the “Nutcracker Certificate”), (xviii) the amended and restated by-laws of Nutcracker, as in effect on the date hereof (the “Nutcracker Bylaws”), (xix) the certificate of incorporation of Ralcorp, as in effect on the date hereof (the “Ralcorp Certificate”), (xx) the by-laws of Ralcorp, as in effect on the date hereof (the “Ralcorp Bylaws”), (xxi) the certificate of incorporation of Cottage Bakery, as in effect on the date hereof (the “Cottage Bakery Certificate”), (xxii) the by-laws of Cottage Bakery, as in effect on the date hereof (the “Cottage Bakery Bylaws”), (xxiii) the certificate of incorporation of Carriage House, as in effect on the date hereof (the “Carriage House Certificate”), (xxiv) the by-laws of Carriage House, as in effect on the date hereof (the “Carriage House Bylaws”), (xxv) the certificate of incorporation of Protenergy, as in effect on the date hereof (the “Protenergy Certificate”), (xxvi) the by-laws of Protenergy, as in effect on the date hereof (the “Protenergy Bylaws”), (xxvii) the certificate of incorporation of Protenergy Foods, as in effect on the date hereof (the “Protenergy Foods Certificate”), (xxviii) the by-laws of Protenergy Foods, as in effect on the date hereof (the “Protenergy Foods Bylaws” and together with the Certificate of Incorporation, the Bylaws, the BVF Certificate of Formation, the BVF Operating Agreement, the Cains Foods Certificate, the Cains Foods Bylaws, the Cains Certificate, the Cains Operating Agreement, the Cains GP Certificate, the Cains GP Operating Agreement, the Associated Certificate, the Associated Bylaws, the Flagstone Certificate, the Flagstone Bylaws, the American Italian Certificate, the American Italian Bylaws, the Nutcracker Certificate, the Nutcracker Bylaws, the Ralcorp Certificate, the Ralcorp Bylaws, the Cottage Bakery Certificate, the Cottage Bakery Bylaws, the Carriage House Certificate, the Carriage House Bylaws, the Protenergy Certificate, the Protenergy Bylaws, the Protenergy Foods Certificate and the Protenergy Foods Bylaws, the “Organizational Documents”), (xxxi) the Registration Statement, (xxxii) the Indentures and (xxxiii) resolutions of the Board of Directors of the Company (the “Board”) relating to, among other matters, the issuance of the Securities and the filing of the Registration Statement (the “Resolutions”). We are familiar with the various corporate proceedings heretofore taken and additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Securities. We have also examined originals, or copies certified to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us a copies. We have also assumed that each of the Company and each of the Subsidiary Guarantors that is organized under the laws of the States of Delaware, New York and California will remain duly organized, validly existing and in good standing under the laws of the State of Delaware, New York and California, as applicable. We also have assumed that the Subsidiary Guarantors organized under the laws of Georgia, Missouri, Minnesota and Wisconsin are validly existing, have the power to create the applicable Guarantees and have taken, or will take, all requisite steps to authorize entering into the applicable Guarantee under the laws of the state of Georgia, Missouri, Minnesota and Wisconsin, as applicable. As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company.

On the basis of the foregoing, and subject to (i) the Registration Statement and any amendments thereto being effective under the Act, (ii) the applicable Indenture under which Debt Securities are issued having been validly executed and delivered by the Company, the Subsidiary Guarantors and the other parties thereto, (iii) a prospectus supplement having been filed with the Commission describing the Securities being offered thereby and (iv) all Securities being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to the Securities, we are of the opinion that:

1. With respect to the Common Stock, when (i) the Board, or Pricing Committee thereof, has taken all corporate action necessary to approve the final terms of the issuance and sale of the shares of the Common Stock and (ii) the Company has received the consideration therefor (and such consideration per share is not less than the par value per share of the Common Stock), the Common Stock will be validly issued, fully paid and non-assessable.

2. With respect any series of Preferred Stock, when (i) the Board, or Pricing Committee thereof, has taken all corporate action necessary to approve the final terms of the issuance and sale of such Preferred Stock, (ii) the terms of the series of the Preferred Stock have been duly established in conformity with the applicable Organizational Documents and (iii) the Company has received the consideration therefor, the Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to the Debt Securities and the Guarantees, when (i) the Board, or Pricing Committee thereof, and the boards of directors, managers or other governing body, as applicable, of any Subsidiary Guarantors have taken all necessary corporate or limited liability company action to approve the final terms of the issuance and sale of the Debt Securities and any Guarantees, as applicable, (ii) the applicable Indenture has been duly authorized, executed and delivered, (iii) the terms of the Debt Securities and any related Guarantees have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under, or breach of, an agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities and Guarantees have been duly executed and delivered by the Company and the Subsidiary Guarantors, as applicable, and the Debt Securities have been authenticated by the Trustee in accordance with the applicable Indenture and (v) the Company and the Subsidiary Guarantors have received the consideration therefor, such Debt Securities and Guarantees will constitute valid and legally binding obligations of the Company and such Subsidiary Guarantors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4. With respect to the Warrants, when (i) the Board or Pricing Committee thereof has taken all necessary corporate action to approve the final terms of the issuance and sale of the Warrants, (ii) the applicable warrant agreement relating to the Warrants has been duly authorized, executed and delivered, (iii) the Warrants are executed, countersigned and delivered in accordance with the applicable warrant agreement against payment therefor and (iv) the Company has received the consideration therefor, the Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5. With respect to the Subscription Rights, when (i) the Board, or Pricing Committee thereof, has taken all necessary corporate action to approve the final terms of the issuance and sale of the Subscription Rights, (ii) the subscription rights agreement relating to the Subscription Rights has been duly authorized, executed and delivered, (iii) the certificates representing the Subscription Rights have been executed, countersigned and delivered in accordance with the applicable subscription rights agreement against payment therefor and (iv) the Company has received the consideration therefor, the Subscription Rights will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6. With respect to the Stock Purchase Contracts, when (i) the Board, or Pricing Committee thereof, has taken all necessary corporate action to approve the final terms of the issuance and sale of the Stock Purchase Contracts, (ii) the purchase agreement relating to the Stock Purchase Contracts has been duly authorized, executed and delivered, (iii) the Stock Purchase Contracts have been executed, countersigned and delivered in accordance with the applicable purchase agreement against payment therefor and (iv) the Company has received the consideration therefor, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7. With respect to the Stock Purchase Units, when (i) the Board, or Pricing Committee thereof, has taken all necessary corporate action to approve the final terms of the issuance and sale of the Stock Purchase Units, (ii) the purchase agreement relating to the Stock Purchase Units has been duly authorized, executed and delivered, (iii) the Stock Purchase Units have been executed, countersigned and delivered in accordance with the applicable purchase agreement against payment therefor and (iv) the Company has received the consideration therefor, the Stock Purchase Units will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The opinions expressed herein are based upon and limited to the laws of the State of New York, the laws of the State of California, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein based on the laws of the States of New York and California are limited to the laws generally applicable in transactions of the type covered by the Indentures.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Opinion” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP